UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17th, 2021

GLOBE NET WIRELESS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-172172	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

10370 USA Today Way

Miramar, FL 33025

(Address of principal executive offices and Zip Code)

(954) 715-6000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17th, 2021, the Company finalized a $1,400,000 investment into our Company with Sharing Services Global Corporation, a publicly traded company (“SHRG”) via a Convertible Promissory Note, a Share Purchase Agreement and Warrant Agreement.

Per the terms of the Agreements, the Company was tendered the full $1,400,0000, which is open with right of redemption at 10% interest per annum until September 9th, 2024. Should the holder prefer to have its debt converted, the conversion rate shall be based on the 30-day VWAP from 8/20/21 to 9/20/21, which is $3.2431.

Also per the Agreements, Sharing Services Global Corporation has been tendered 1,400,000 Warrants with a three year life span and can convert at the market price of the previous 10 day VWAP of the date of Conversion.

Pursuant to the Agreements, we shall use the net proceeds for immediate cash infusion for normative working capital purposes and capital expenditures. There are no other restrictions on future financing transactions. The Agreement does not contain any right of first refusal or penalties. Sharing Services Global Corporation has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time during the term of the Agreements. Pursuant to the Agreements, the Company is required to register all shares which the Leonite Fund I LP may acquire.

The foregoing is a summary description of certain terms of the Agreements. For a full description of all terms, please refer to the copy of the Agreements which are filed herewith as Exhibits 10.1 et seq. to this Current Report on Form 8-K and incorporated herein by reference. All interested parties are encouraged to read the entire text of the listed

Agreements.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As part of the Agreements referenced supra, Sharing Services Global Corporation has the right to appoint one Board Member to our Company. As such, Mr. John “JT” Thatch, CEO of Sharing Services, put forth his name as their candidate to join our Board, and the Board enthusiastically approved the same.

John “JT” Thatch, 59, serves as Chief Executive Officer and Vice Chairman of Sharing Services Global Corporation a publicly traded company with over $100M in annual revenues. Mr. Thatch is an accomplished executive who has successfully started and operated businesses in various industries that include service companies, retail, wholesale, on-line learning, finance, real estate management and technology. From 2009 to 2016, Mr. Thatch served as Chief Executive Officer of Universal Education Group, in 2016 Mr. Thatch created Superior Wine and Spirits, LLC, a Florida-based wholesale distributor of wine and spirits. Prior to 2005, Mr. Thatch served as CEO of Orbital Energy Group, Inc. (“OEG”), a NASDAQ-listed company formerly known as OnScreen Technologies, Inc. Mr. Thatch currently serves on the board of directors of several other companies and is the lead independent director of Document Security Systems, Inc. (“DSS”), a NYSE listed company and is a current member of NACD.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Convertible Promissory Note of September 10th, 2021, with Sharing Services Global Corporation

10.2	Securities Purchase Agreement of September 10th, 2021, with Sharing Services Global Corporation

10.3	Warrant Agreement of September 10th, 2021, with Sharing Services Global Corporation

10.4	Board Resolution Appointing John “JT” Thatch to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21st, 2021

Globe Net Wireless Corp.

/s/ Charles Arnold
By: Charles Arnold, Dir., CEO

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